Exhibit 10.7

THIS SECOND AMENDMENT AGREEMENT is made on June 10, 2026 (“Second Amendment Effective Date”).
BETWEEN:
(1)SV Management Switzerland AG, a company organised under the laws of Switzerland (“SV”); and
(2)US SIIE, LLC, a Delaware limited liability company, whose registered office is at [***] (“Buyer”),
(each a “Party” and together the “Parties”).
RECITALS
(A)The Parties entered into that certain Offtake Agreement dated as of 20 April 2026, as amended by that certain Amendment Agreement (the “First Amendment”) dated as of 20 May 2026 (as amended, the “Offtake Agreement”).
(B)Pursuant to Clause 2.4 of the Offtake Agreement, (i) if the Buyer Condition is not satisfied or waived by the applicable Party in accordance with Clause 2.3 of the Offtake Agreement by June 12, 2026, SV may terminate the Offtake Agreement immediately upon notice to Buyer and (ii) if the Seller Conditions are not satisfied or waived by the applicable Party in accordance with Clause 2.3 of the Offtake Agreement by June 12, 2026, Buyer may terminate the Offtake Agreement immediately upon notice to SV.
(C)The Parties desire to enter into this Second Amendment Agreement to extend the date referred to in recital (B) as set out in this Second Amendment Agreement as well as to acknowledge that SV has received the Accordion as of June 4, 2026.
THE PARTIES AGREE AS FOLLOWS:
1.DEFINITIONS
1.1Definitions
Terms defined in the Offtake Agreement have the same meaning when used in this Second Amendment Agreement (including the recitals) unless otherwise expressly defined herein.

2.AMENDMENT
With effect from the Second Amendment Effective Date, the Offtake Agreement shall be amended as follows:
2.1Clause 2.4 of the Offtake Agreement is hereby deleted and replaced with the following:
“If the Buyer Condition is not satisfied or waived by the applicable Party in accordance with Clause 2.3 by June 30, 2026, Seller may terminate this Agreement immediately upon notice to Buyer. If the Seller Conditions are not satisfied or waived by the applicable Party in accordance with Clause 2.3 by June 30, 2026, Buyer may terminate this Agreement immediately upon notice to Seller. Any such termination by Seller or Buyer shall be without liability to the other Party.”
2.2Save as amended by this Second Amendment Agreement, the provisions of the Offtake Agreement shall continue in full force and effect.
3.ACKNOWLEDGEMENT
3.1SV acknowledges and agrees that it received the Accordion by June 4, 2026 as required by Clause 4.2 of the Offtake Agreement and that, accordingly, the ACQ remains at one hundred percent (100%) of Seller’s production of Products from Phase 1 at Seller’s Facility.
4.TRANSACTION EXPENSES
4.1Each Party shall bear the costs and expenses it incurred in connection with the negotiation, preparation and execution of this Second Amendment Agreement.
5.MISCELLANEOUS
5.1Incorporation of terms
5.2The provisions of Clauses 32 (Governing Law and Dispute Resolution), 33 (Notices), 34.1 (Entire Agreement), 34.2 (Execution), 34.3 (No Joint Venture, Partnership), 34.6 (Severance), 34.9 (Exclusive Remedies) and 34.10 (No Third Party Beneficiaries) of the Offtake Agreement shall be incorporated into this Second Amendment Agreement as if set out in full in this Second Amendment Agreement and as if references in those clauses to the Offtake Agreement are references to this Second Amendment Agreement.

IN WITNESS WHEREOF, this Second Amendment Agreement has been duly executed and delivered by a duly authorised representative of each Party as of the Second Amendment Effective Date.

SV MANAGEMENT SWITZERLAND AG	) ) )
/s/ Thras Moraitis
Signature
Name: Thras Moraitis
Title: Director

US SIIE, LLC	) )
	)	/s/ [***]
Signature
Name: [***]
Title: Authorized Signatory

Signature Page to the Second Amendment Agreement